UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		September 12, 2006

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On September 5, 2006, Selective Insurance Group, Inc. (“Selective”) issued a press release announcing that it would host an Investor Day on Tuesday, September 12, 2006 at 1:30 p.m. Eastern Time, located at the Hyatt Regency Jersey City on the Hudson in Jersey City, New Jersey. The presentation is being webcast by CCBN and can be accessed within the Investors section of Selective’s website at www.selective.com. The webcast will be available for replay on Selective’s website until November 12, 2006. A copy of the slides, which will be presented at that conference, is attached hereto as Exhibit 99.1.

On September 11, 2006, Standard & Poor’s (“S&P”) advised Selective that it had incorrectly noted in its analysis that it considered Selective’s enterprise risk management as “strong” instead of “adequate.” S&P informed Selective that this correction has no effect on Selective’s A+ financial rating.

The information contained in this report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. Selective makes no admission as to the materiality of any information in this report or the exhibit attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Day Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: September 12, 2006	By:	/s/ Michael H. Lanza

Michael H. Lanza

Senior Vice President, General Counsel

& Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Day Presentation Slides

4

2